CanArgo Energy Corporation

FOR IMMEDIATE RELEASE
Q2 Results 2004

August 16th, 2004 – Guernsey, British Isles — CanArgo Energy Corporation (“CanArgo” or the “Company”) (OSE: CNR, AMEX:CNR) is pleased to announce its results for the three and six months ending June 30, 2004.

In the first half of 2004, operating revenue from continuing operations was $5,439,024 compared to $3,001,453 in the same period in 2003, an increase of 81% over period. For the second quarter of 2004 operating revenue from continuing operations was $2,078,553 compared to $1,859,995 in the same period last year. Net income for the first half of 2004 was $73,611 compared to a net loss in the same period of 2003 of $1,010,798 for the same period. Net loss for the second quarter of 2004 was $1,448,769 compared to a net loss in 2003 of $103,728 for the same period. Net loss for the second quarter of 2004 was $ 0.01 per share compared to $ 0.00 in the same period of 2003.

The increase in net loss for the quarter can be attributed to: additional Selling, General and Administration costs relating to costs associated with increased corporate activity, a loss incurred from the disposal of the Company’s interest in Lateral Vector Resources Inc., an increase in Depreciation, Depletion and Amortization, and an increase in Other Expenses principally relating to non cash interest expense relating to the amortization of detachable warrants associated with two short term loans obtained during the quarter. The Company is currently in the process of a global offering of up to 75 million shares of common stock.

A Registration Statement relating to the securities in the global offering has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Press Release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

CanArgo Chairman and CEO Dr. David Robson commented, “During the quarter our main focus has been on our long-term development and production programme for our Georgian assets as we made preparations for the horizontal development drilling programme on our Ninotsminda and Samgori Fields, and the appraisal of our Manavi oil discovery, both of which will utilise the latest Under Balanced Coiled Tubing Drilling (“UBCTD”) technology. As we recently announced the first new Samgori development well (S302) has now commenced, and operations are underway on the Manavi M11Z sidetrack well. Although our main objective remains the UBCTD programme, and this has been using most of our resources, S302 and the commencement of activities using the Slim-line Workover Coil Tubing Unit (“SWCTU”) should increase production back to levels achieved in the previous quarter. This SWCTU will clean out the sediment in the horizontal sections of the Ninotsminda wells with work on the first horizontal well to commence shortly. We look forward to implementing our development and appraisal programme during the remainder of the year.”

CanArgo is an independent oil and gas exploration and production company with its principal oil and gas operations currently located in the Republic of Georgia. Further information on the Company as set forth in the Company’s public filings is available at http://www.sec.gov.

The matters discussed in this press release include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company can not give assurance that the results will be attained.

CanArgo Energy Corporation
Julian Hammond

Tel: +44 1481 729980
Fax +44 1481 729982
Mobile: +44 7740 576139
e-mail: info@canargo.com

CANARGO ENERGY CORPORATION AND SUBSIDIARIES
Financial Statements (Unaudited and subject to changes in the 10Q)

Consolidated Condensed Balance Sheets

	June 30,	December 31,
	2004	2003
	(Unaudited)	(Audited)
Cash and cash equivalents	$5,118,503	$3,472,252
Accounts receivable	392,325	161,772
Inventory	118,961	468,793
Prepayments	1,059,334	961,588
Assets held for sale	11,409,354	10,346,077
Other current assets	147,612	206,532

Total current assets	$18,246,089	$15,617,014
Capital assets, net (including unevaluated amounts of $26,748,708 and $25,937,794 respectively)	62,887,530	57,668,233
Other Intangible assets	471,508	—
Investments in and advances to oil and gas and other ventures – net	75,000	75,000

Total Assets	$81,680,127	$73,360,247

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable - trade	$414,352	$483,282
Advance from joint venture partner	—	773,146
Loans payable	2,145,712	102,179
Other liabilities	6,144,576	5,473,823
Income taxes payable	33,000	97,500
Accrued liabilities	754,861	349,487
Liabilities held for sale	5,335,115	4,447,706

Total current liabilities	$14,827,616	$11,727,123
Provision for future site restoration	161,000	152,000
Minority interest in subsidiaries	4,187,841	4,772,683

Commitments and contingencies Stockholders’ equity:
Common stock, par value $0.10; authorized - 300,000,000 shares; shares issued and outstanding - 113,707,089 at 2004 and 105,617,988 at 2003	11,370,708	10,561,798
Capital in excess of par value	151,094,989	146,401,804
Accumulated other comprehensive income (deficit)	73,060	(146,463)
Accumulated deficit	(100,035,087)	(100,108,698)

Total stockholders’ equity	$62,503,670	$56,708,441

Total Liabilities and Stockholders’ Equity	$81,680,127	$73,360,247

CANARGO ENERGY CORPORATION AND SUBSIDIARIES
Financial Statements(Unaudited and subject to changes in the 10Q)

Consolidated Condensed Statement of Operations

	Three Months Ended June, 30		Six Months Ended June, 30
	2004	2003	2004	2003
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Operating Revenues from Continuing Operations:
Oil and gas sales	$2,078,553	$1,662,387	$5,439,024	$2,803,845
Other	—	197,608		197,608

	2,078,553	1,859,995	5,439,024	3,001,453

Operating Expenses:
Field operating expenses	564,622	355,174	1,232,959	697,975
Direct project costs	346,668	257,544	627,135	424,130
Selling, general and administrative	1,213,706	674,830	2,125,308	1,404,884
Non cash stock compensation expense	—			276,507
Depreciation, depletion and amortization	926,224	717,153	1,807,045	1,295,791
Gain (loss) on disposition of subsidiary	19,937	—	(335,014)	—

	3,071,157	2,004,702	5,457,433	4,099,287

Operating Loss from Continuing Operations	(992,604)	(144,707)	(18,409)	(1,097,834)

Other Income (Expense):
Interest, net	(248,913)	(3,575)	(256,386)	(5,879)
Other	(163,130)	(3,924)	(98,720)	(11,330)
Equity income from investments	—	21,515	—	43,030

Total Other Income (Expense)	(412,043)	14,016	(355,106)	25,821

Loss from Continuing Operations Before Minority Interest and Taxes	(1,404,647)	(130,691)	(373,515)	(1,072,013)
Minority interest in loss (income) of consolidated subsidiaries	(583)	23	301	23

Loss from Continuing Operations	(1,405,230)	(130,668)	(373,214)	(1,071,990)
Net Income (Loss) from Discontinued Operations, net of taxes and minority interest	(43,539)	26,940	446,825	19,902
Cumulative effect of change in accounting principle	—	—	—	41,290

Net Income (Loss)	$(1,448,769)	$(103,728)	$73,611	$(1,010,798)

Weighted average number of common shares outstanding - Basic	113,006,430	97,356,206	109,868,598	97,356,206
- Diluted	113,006,430	97,356,206	112,690,648	97,356,206

Basic Net Income (Loss) Per Common Share – Before Cumulative Effect of Change in Accounting Principle - from continuing operations	$(0.01)	$(0.00)	$(0.00)	$(0.01)
- from discontinued operations	$(0.00)	$0.00	$0.00	$0.00
- cumulative effect of change in accounting principle, net of Income tax	$—	$—	$—	$0.00

Net Income (Loss) Per Common Share – Basic	$(0.01)	$(0.00)	$0.00	$(0.01)

Diluted Net Income (Loss) Per Common Share – Before Cumulative Effect of Change in Accounting Principle - from continuing operations	$(0.01)	$(0.00)	$(0.00)	$(0.01)
- from discontinued operations	$(0.00)	$0.00	$0.00	$0.00
- cumulative effect of change in accounting principle, net of Income tax	$—	$—	$—	$0.00

Net Income (Loss) Per Common Share – Diluted	$(0.01)	$(0.00)	$0.00	$(0.01)

Other Comprehensive Income:
Foreign currency translation	(242,613)	(54,246)	219,523	(24,081)

Comprehensive Income (Loss)	$(1,691,382)	$(157,974)	$293,134	$(1,034,879)